UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

iGATE Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iGATE CORPORATION

6528 Kaiser Drive

Fremont, CA 94555

Telephone: (510) 896-3007

March 21, 2012

Dear iGATE Corporation Shareholder:

You are cordially invited to attend our 2012 Annual Meeting of Shareholders to be held at Bardessono Napa Valley, 6526 Yount Street, Yountville, California 94599 on Friday, April 13, 2012 at 8:30 a.m. Pacific Time.

The following pages contain the formal Notice of Annual Meeting and the proxy statement. At this year’s Annual Meeting, you will be asked to vote on the election of Class A directors. Please read the accompanying Notice of Annual Meeting and proxy statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

Phaneesh Murthy

President & Chief Executive Officer

iGATE CORPORATION

6528 Kaiser Drive

Fremont, CA 94555

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 13, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 13, 2012.

A complete copy of this proxy statement and our annual report for the year ended December 31, 2011 are also available at http://bnymellon.mobular.net/bnymellon/igte.

The Annual Meeting of Shareholders of iGATE Corporation will be held at Bardessono Napa Valley, 6526 Yount Street, Yountville, California 94599 on Friday, April 13, 2012, at 8:30 a.m. Pacific Time, to consider and act upon the following matters:

1.	The election of two (2) Class A directors to serve for three-year terms or until their respective successors shall have been selected and qualified; and

2.	The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on February 15, 2012 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “QUESTIONS AND ANSWERS” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT AND IT SAVES THE COMPANY SIGNIFICANT PROCESSING COSTS.

By Order of the Board of Directors:

Mukund Srinath

Corporate Secretary

Fremont, California

March 21, 2012

iGATE CORPORATION

6528 Kaiser Drive

Fremont, CA 94555

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on April 13, 2012

QUESTIONS AND ANSWERS

General:

Q:    Why am I receiving these materials?

A:    This proxy statement is being furnished to the record shareholders of iGATE Corporation, a Pennsylvania corporation (“iGATE” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Friday, April 13, 2012, at 8:30 a.m. Pacific Time, at Bardessono Napa Valley, 6526 Yount Street, Yountville, California 94599, or at any adjournment or postponement thereof (the “Annual Meeting”).

You are invited to attend the Annual Meeting and we request that you vote on the proposal described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by phone or the Internet in the manner described herein.

This proxy statement and accompanying proxy card are being mailed to record shareholders on or about March 21, 2012.

Q:    Who can vote at the Annual Meeting?

A:    Only holders of record of iGATE common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on February 15, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 56,785,894 shares of Common Stock outstanding and 330,000 shares of 8% Series B Convertible Participating Preferred Stock, no par value per share (the “Series B Preferred Stock”), outstanding.

Shareholder of Record: Shares Registered in Your Name

If on February 15, 2012 your shares were registered directly in your name with the Company’s transfer agent, BNY Mellon Shareholder Services, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Your vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote before the Annual Meeting: via the Internet, by phone or by mailing a properly completed proxy card to our Corporate Secretary in the manner described herein. If you have Internet access, we encourage you to record your vote on the Internet at http://www.proxyvoting.com/igte. It is convenient, it saves the Company significant processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on April 12, 2012.

If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, call our Investor Relations department at (510) 896-3007.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on February 15, 2012 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:    What constitutes a quorum?

A:    The presence in person or by proxy of shareholders owning at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.

Q:    How many votes do I have?

A:    The holders of Common Stock are entitled to one vote for each share of Common Stock held by them as of the Record Date. Although each holder of Series B Preferred Stock is generally entitled to vote on an as-converted basis on all matters submitted to the holders of Common Stock (i.e., each holder of Series B Preferred Stock would generally be entitled to one vote for each whole-share of Common Stock that each share of Series B Preferred Stock held by such holder is then convertible into), pursuant to the terms of the Statement with Respect to Shares of 8% Series B Convertible Participating Preferred Stock of iGATE Corporation filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on January 31, 2011 (the “Statement”), the shares of Series B Preferred Stock are currently not convertible, and therefore their holders are not entitled to vote them at the Annual Meeting.

Shareholders may not cumulate votes in the election of directors or any other proposal being voted on at the Annual Meeting.

Q:    How will my shares be voted?

A:    All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 6528 Kaiser Drive, Fremont, CA 94555 at or prior to the Annual Meeting will be voted as specified in the proxy.

Q:    What if I sign and return my proxy card but do not provide specific instructions?

A:    If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted:

•	FOR the election of the Board’s nominees to the Board of Directors ( see Proposal 1);

Q:    What does it mean if I receive more than one proxy card?

A:    If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:    Can I change my vote after submitting my proxy?

A:    Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting (taking into account any adjournment or postponement thereof). You may revoke your proxy in any one of the following ways:

•

You may submit another properly completed proxy card with a later date or vote via the Internet or by telephone at a later date. We will vote your shares as directed in the latest dated instructions properly received from you prior to the Annual Meeting.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 6528 Kaiser Drive, Fremont, CA 94555.

•

You may attend the Annual Meeting and, subject to the restrictions described in Beneficial Owner: Shares Registered in the Name of a Broker or Bank above, vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary of the Company prior to the Annual Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on April 12, 2012. Note, no revocation shall be effective until notice thereof has been given to the Corporate Secretary of the Company.

Q:    How will my proxy be voted if other business is brought before the meeting?

A:    We are not aware of any business for consideration at the Annual Meeting other than as described in this proxy statement; however, if matters are properly brought before the Annual Meeting, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Q:    Who will count votes and what are broker “non-votes”?

A:    Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

Q:    What if I abstain or fail to instruct my broker how to vote?

A:    Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes, however, abstentions will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting. Broker non-votes will similarly be counted for purposes of determining whether there is a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on the outcome of the vote for the election of directors (Proposal No. 1) because only the number of votes cast for each candidate is relevant.

Q:    Who will bear the cost of the solicitation and who will solicit my proxy?

A:    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be timely furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Q:    When can I find out the results of the Annual Meeting?

A:    Preliminary voting results will be announced at the Annual Meeting and, if final voting results are not known, will be provided in a Current Report on Form 8-K within four business days after the end of the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the final voting results are known.

Q.    What vote is required, and how will my votes be counted, to elect directors?

A.    The following chart describes the vote required to elect directors to the Board and the manner in which such votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of two Class A directors to the Board.	For or withhold on each nominee.	A nominee for director will be elected by the affirmative vote of a plurality of votes cast.	No effect.	No effect.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Third Amended and Restated Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than fourteen (14). Except for the director designated to represent the Series B Preferred Stock, who is not in a class, the Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible. The classes currently serve for staggered terms of three (3) years as follows: three (3) Class A directors whose terms expire in 2012; three (3) Class B directors whose terms expire in 2013; and two (2) Class C directors whose terms expire in 2014. J. Gordon Garrett, a Class A director, informed the Board on March 6, 2012 that he will be retiring and will therefore not stand for re-election at the Annual Meeting. Therefore, two (2) Class A directors are being elected at the Annual Meeting for a three-year term expiring in the year 2015 while the Nominating and Corporate Governance Committee undertakes the search for a worthy replacement director to fill this vacancy.

The persons nominated to serve as Class A directors are Martin G. McGuinn and W. Roy Dunbar, each of whom presently serves as a Class A director. Unless otherwise specified by shareholders submitting proxies to the Company, the persons appointed as proxies on the proxy card delivered in connection with this proxy statement intend to vote the shares represented by such proxies at the Annual Meeting for the election of Martin G. McGuinn and W. Roy Dunbar as Class A directors. The Board of Directors knows of no reason why Martin G. McGuinn and W. Roy Dunbar would be unable to serve as Class A directors. If, at the time of the Annual Meeting, either of Messrs. McGuinn and Dunbar are unable or unwilling to serve as a Class A director, then, unless otherwise specified by shareholders submitting proxies to the Company, the persons appointed as proxies on the proxy card delivered in connection with this proxy statement intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Board Committees and Meetings – Nominating and Corporate Governance Committee” below.

QUALIFICATIONS OF MEMBERS OF OUR BOARD OF DIRECTORS

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

The Company believes that its current Board is well qualified to lead the Company’s efforts to achieve its long-term strategy. The combined experience of the directors covers all areas of expertise and competency identified by the Nominating and Corporate Governance Committee.

The following is a brief biography setting forth the qualifications of each nominee and each current director, including each director whose term will continue after the Annual Meeting.

Nominees for Directors in Class A Whose Terms Expire in 2015

Martin G. McGuinn, age 69, was appointed as a director of the Company on July 6, 2009 and has over 25 years of experience at the former Mellon Financial Corporation, now The Bank of New York Mellon Corporation (“Mellon”), a global financial services company. He was the Chairman of the Board and Chief Executive Officer of Mellon from 1999 to 2006. Under Mr. McGuinn’s leadership, Mellon was able to narrow its strategic focus and transform from a broad-based commercial bank to a global leader in asset management and asset servicing. During this same period, Mellon became the fifth largest global custodian and the twelfth largest asset manager in the world. Based on the organic growth of its asset management and asset servicing businesses, Mellon was able to significantly expand its global presence. Mr. McGuinn also serves on the Board of Directors of the Celanese Corporation (NYSE: CE) and the Chubb Corporation (NYSE: CB). He is also a member of the Advisory Board of CapGen Financial, a private equity fund. Mr. McGuinn holds both a bachelor’s degree and a juris doctor degree from Villanova University.

W. Roy Dunbar, age 50, was appointed as a director of the Company on November 3, 2010 and has over 25 years of leadership experience in business. Mr. Dunbar served as Chairman and Chief Executive Officer of Network Solutions Inc. from January 2008 to November 2009 when he relinquished the CEO role and continued as Chairman until April 2010. Mr. Dunbar also served as the President of Global Technology and Operations of MasterCard Worldwide (formerly known as MasterCard International Inc.) from September 2004 to January 2008. MasterCard Worldwide is a leading global payments company. Previously, Mr. Dunbar worked at Eli Lilly and Company, a pharmaceutical company, for 14 years where he last served as President of Eli Lilly’s Intercontinental Region, with responsibility for operations in Africa, the Middle East, the Commonwealth of Independent States, Asia, Latin America, and the Caribbean. Prior to that position, he was Chief Information Officer and Vice President of Information Technology. Mr. Dunbar presently serves on the Board of Directors of Lexmark International Inc. (NYSE: LKX) and Humana Inc. (NYSE: HUM), and previously served as a Director of Electronic Data Systems Corporation prior to its sale to Hewlett-Packard in 2008. He is a Member of the Royal Pharmaceutical Society of Great Britain and serves on the Board of the Executive Leadership Council Foundation. Mr. Dunbar is also a member of the National Association of Corporate Directors. Mr. Dunbar graduated from Manchester University in the United Kingdom with a degree in Pharmacy in 1982. He later received a Master’s of Business Administration from Manchester Business School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE

Directors in Class B Whose Terms Expire in 2013

Ashok Trivedi, age 62, is a Co-Founder and Co-Chairman of the Company. He served as Co-Chairman and President of the Company from October 1996 until April 1, 2008, when he resigned as President of the Company. He was re-elected by the shareholders in 2010 to serve as a director for a three-year term expiring in 2013. Mr. Trivedi was one of the early pioneers of the IT industry. His vision guided the development and execution of iGATE’s worldwide strategy. He is also a Co-Founder and Co-Chairman of the Board of Directors of Mastech Holdings, Inc., a provider of high-value IT services. Under his leadership, the Company began its operations in 1986 and grew to over $500 million in revenues by 1999. The Company won several awards and was listed four times in Inc. Magazine’s ranking of the fastest-growing companies in the U.S. From 1976 to 1986, he held various marketing and management positions with Unisys Corporation, a worldwide IT company. He has received numerous awards, including “Entrepreneur of the Year” from Ernst & Young. He holds a master’s degree in business administration from Ohio University and a master’s degree in physics from Delhi University.

Phaneesh Murthy, age 48, was appointed as a director of the Company on March 7, 2006 and was appointed to President and Chief Executive Officer of the Company effective April 1, 2008. He was re-elected by the shareholders in 2010 to serve as a director for a three-year term expiring in 2013. He was named Chief Executive Officer of iGATE Global Solutions Limited in August 2003 and served in this position through December 2009. Mr. Murthy also presently serves as a member of the Board of Directors of Patni Computer Systems Limited, a majority owned subsidiary of iGATE (NYSE: PTE). In January 2003, Mr. Murthy was a founder and principal of

Quintant Services Limited, an India-based business process outsourcing company that was acquired by iGATE Global Solutions Limited and the Company in August 2003. Prior to that, from July 2002 to August 2003, he founded Primentor Inc., a U.S.-based consulting firm. From 1992 to 2002, Mr. Murthy held various positions at Infosys Limited (NASDAQ: INFY). He has considerable expertise in developing and managing the growth of organizations. He has significant industry experience, spanning more than a decade, in structuring and managing large outsourcing deals with Fortune 500 companies. His contribution has been significant in improving the operating metrics of iGATE, including introduction of a new management team, corporate consolidation and changes leading to the application of iTOPS-driven business models. He has also brought about changes in the intrinsic quality of the Company’s engagements, including, among others, higher offshore revenue contribution, increase in resource utilization, and improvements in billing rates. Mr. Murthy has played a key role in building a world class facility at the Company’s new Whitefield, Bangalore campus. Mr. Murthy holds a master’s degree in business administration from the Indian Institute of Management in Ahmedabad, India and received the equivalent of a bachelor’s degree from the Indian Institute of Technology in Chennai, India.

Joseph J. Murin, age 62, was appointed as a director of the Company on August 27, 2009. He was re-elected by the shareholders in 2010 to serve as a director for a three-year term expiring in 2013. He is the Chairman of The Collingwood Group LLC, a Washington D.C.-based strategic investment and advisory firm serving the financial services industry. The then/ Erstwhile President George W. Bush nominated Mr. Murin on October 11, 2007 to serve as President of the Government National Mortgage Association (“Ginnie Mae”), a U.S. government guarantor of mortgage-backed securities, a position which he held from July 2008 to August 2009. He also served as a consultant to the White House until he was confirmed by the U.S. Senate from January 2008 until May 2008. Mr. Murin has more than 37 years of diverse experience in the financial services and mortgage and banking industry. Prior to his appointment as President of Ginnie Mae, Mr. Murin, as a CEO, led a number of organizations in the financial services space such as Century Mortgage Co., a subsidiary of Standard Federal Savings and Loan, Lender’s Service Inc., and Merchant Support Network, Inc. Mr. Murin holds a bachelor’s degree in Business from National Louis University, and is actively involved on the board of trustees as Investment Committee Chairman for Point Park University in Pittsburgh, PA.

Nominees for Directors in Class C Whose Terms Expire in 2014

Sunil Wadhwani, age 59, served as Chief Executive Officer of the Company from October 1996 until his resignation, effective April 1, 2008, and has served as a director since 1986. Mr. Wadhwani has served as Co-Chairman since October 1996 and is a Co-Founder of the Company. He was re-elected by the shareholders in 2011 to serve as director for a three-year term expiring in 2014. In addition to iGATE, he is a Co-founder and Co-Chairman of the Board of Directors of Mastech Holdings, Inc., a provider of high-value IT services. Under his leadership, the Company began its operations in 1986 and grew to over $500 million in revenues by 1999. The Company won several awards and was listed four times in Inc. Magazine’s ranking of the fastest-growing companies in the U.S. From 1986 through September 1996, he served as Chairman of the Company and held several other offices, including Vice President, Secretary and Treasurer. His vision guided the development and execution of iGATE’s worldwide strategy – to offer high-value IT consulting skills anywhere in the world, reflecting cultural and economical differences, while adhering to best practices and shared company values. Mr. Wadhwani has received numerous awards including “Entrepreneur of the Year” from Ernst & Young. Mr. Wadhwani also serves on the Boards of Directors of the U.S. Federal Reserve Bank (Pittsburgh) and the United Way Worldwide. Mr. Wadhwani has a master’s degree in management from Carnegie Mellon University and a bachelor’s degree in engineering from the Indian Institute of Technology.

Göran Lindahl, age 67, was appointed as a director of the Company on March 7, 2006. He was re-elected by the shareholders in 2011 to serve as a director for a three-year term expiring in 2014. He was the Chief Executive Officer and President of the global technology and engineering group ABB Ltd., headquartered in Zurich, Switzerland, from January 1, 1997 to December 31, 2000 and spent more than 30 years in various positions within ABB. He previously held a number of management positions in research and marketing and has been a global business area manager and president of several ABB companies. Mr. Lindahl is the Chairman of IKEA

GreenTech AB and LivSafe Group. Mr. Lindahl also presently serves as a member of the Board of Directors of Patni Computer Systems Ltd., a majority owned subsidiary of iGATE (NYSE: PTE). In addition, Mr. Lindahl is a Member of the Sony Corporation International Advisory Board and he serves on the Board of Directors of INGKA Holding BV (IKEA) Mr. Lindahl previously served on the Board of Directors of the Sony Corporation (NYSE: SNE). He earned a master’s degree in electrical engineering from Chalmers University of Technology in Gothenburg, Sweden.

Series B Preferred Stock Director

Salim Nathoo, age 41, was appointed as a director of the Company effective February 1, 2011, pursuant to the terms of that certain Investor Rights Agreement dated February 1, 2011 between the Company and Viscaria Limited, and is not included in a class of the Board. Mr. Nathoo is a Partner and Co-Head of the Global Telecom and Technology team at Apax Partners LLP, a global partnership focused on long-term investment in growth companies, having joined Apax in 1999. Mr. Nathoo currently serves on the boards of SMART Technologies, Inc, where he is a member of the audit committee, Sophos Limited and Orange Communications SA. Prior to joining Apax Partners, Mr. Nathoo spent four years at McKinsey & Company, a global management consulting firm, where he mainly served clients in the telecom industry. He has also held sales and marketing and technical positions at NYNEX Cablecoms Limited and IBM Corporation, respectively. Mr. Nathoo holds a Master’s of Business Administration (with distinction) from INSEAD and a master’s degree in Mathematics from St. John’s College, Cambridge University, where he was a scholar.

BOARD COMMITTEES AND MEETINGS

During 2011, the Board of Directors met twelve (12) times. During this period, all of the directors attended or participated in more than 97% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served. Effective May 28, 2003, the Board adopted a policy regarding director attendance at Annual Meetings. Director attendance at Annual Meetings is encouraged but not required. This policy is part of our Corporate Governance Guidelines, which are available on the Company’s website at http://ir.igate.com/investors/governance.cfm. Nine (9) directors then in office attended the 2011 annual meeting of shareholders.

The Board of Directors has determined that all directors, other than Messrs. Wadhwani, Trivedi and Murthy, are independent under both the independence criteria for directors established by NASDAQ and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at http://ir.igate.com/investors/governance.cfm.

The Company has three (3) standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at http://ir.igate.com/investors/governance.cfm.

Each of these standing committees consists entirely of independent directors. The independent directors meet regularly without management present.

Audit Committee

The Board has an Audit Committee currently consisting of Messrs. Garrett, Lindahl, McGuinn and Murin and chaired by Mr. Garrett. Each member of this committee is an independent director under the criteria adopted by the Board of Directors and under applicable NASDAQ listing standards. The Board of Directors has determined that Mr. Garrett is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission. The Audit Committee’s duties include selecting the independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the committee’s activities to the full Board. The Audit Committee met five (5) times during 2011. On January 19, 2011, Mr. Joseph J. Murin was appointed to the Audit Committee.

Compensation Committee

The Board has a Compensation Committee currently consisting of Messrs. McGuinn, Garrett, Lindahl, Dunbar and Nathoo and chaired by Mr. McGuinn. Each member of this committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and named executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met six (6) times in 2011. Mr. W. Roy Dunbar and Mr. Salim Nathoo were appointed to the Compensation Committee on January 19, 2011 and February 1, 2011, respectively.

The Compensation Committee retained Hewitt Associates, LLC (“Hewitt”) to serve as its compensation consultant for the 2011 fiscal year. In connection with its engagement, Hewitt developed, and the Compensation

Committee approved on January 25, 2012, a compensation program for our independent directors. The fees paid to Hewitt in connection with these services did not exceed $120,000 and neither Hewitt nor any of its affiliates provided any other additional services to the Company or its affiliates in fiscal 2011.

The Compensation Committee also retained Mercer LLC (“Mercer”) to develop a 2011 Aspirational long-term incentive plan that would focus executives on driving the Company to the next performance standard. Mercer developed a 2011 Aspirational long-term incentive plan that was approved by the Compensation Committee on March 14, 2011. The fees paid to Mercer in connection with these services did not exceed $120,000 and neither Mercer nor any of its affiliates provided any other additional services to the Company or its affiliates in fiscal 2011.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2011, the Compensation Committee consisted of Messrs. McGuinn, Garrett, Lindahl, Dunbar and Nathoo. Mr. Dunbar and Mr. Nathoo were appointed as members to the Compensation Committee on January 19, 2011 and February 1, 2011, respectively. No member of this Committee was at any time during the 2011 fiscal year or at any prior time an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act during any such period. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Messrs. Lindahl, Garrett, Dunbar and Nathoo and chaired by Mr. Lindahl. On January 19, 2011, Mr. Murin resigned as a member of the Nominating and Corporate Governance Committee and Mr. W. Roy Dunbar was appointed as a member of the Nominating and Corporate Governance Committee. On February 1, 2011, Mr. Salim Nathoo was appointed as a member of Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent directors under applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors and for overseeing and making recommendations to the Board of Directors on all corporate governance matters. The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nomination and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Secretary in writing to the following address: iGATE Corporation, Attn: Corporate Secretary, 6528 Kaiser Drive, Fremont, CA 94555. The Company’s Third Amended and Restated Articles of Incorporation address the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please refer to the “2013 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The minimum qualifications and specific qualities and skills required for directors are set forth in Section III of the Nominating and Corporate Governance Committee’s charter and Section 5 of our Corporate Governance Guidelines. The committee considers and evaluates all potential candidates in the same manner regardless of the source of the recommendation or nomination. As part of this process, the committee ensures that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. The committee conducts appropriate and necessary inquiries into the background and qualifications of possible candidates before any such candidates are evaluated by the Board of Directors. This assessment includes consideration of a candidate’s background, skills, personal characteristics and business experience as well as a consideration of Board diversity and Board needs. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds, with experience as managers and directors of industrial, non-profit and governmental entities. The Nominating and Corporate Governance Committee met four (4) times in 2011.

Corporate Governance Guidelines and Code of Conduct

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at http://ir.igate.com/investors/governance.cfm.

The Board of Directors has adopted a Code of Conduct, which serves as the Company’s code of ethics applicable to all employees and to the independent directors with regard to their Company-related activities. The Code of Conduct is posted on the Company’s website at http://ir.igate.com/investors/governance.cfm.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice that best serves the Company’s needs at any particular time. In April 2008, Mr. Sunil Wadhwani resigned as Chief Executive Officer and Mr. Ashok Trivedi resigned as President and Mr. Phaneesh Murthy was concurrently appointed to serve as our President and Chief Executive Officer. Both Mr. Wadhwani and Mr. Trivedi continue to serve as Co-Chairmen of the Board. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Murthy serving as the President and Chief Executive Officer, is appropriate given each of their respective past experiences.

The Role of the Board in Risk Oversight

In its oversight role, the Board of Directors annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibility to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, the Company’s chief financial officer prepares annually a comprehensive risk assessment report and reviews that report with the Audit Committee each year. This report identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit and corporate common services, and identifies the controls that respond to and mitigate those risks. The Company’s management regularly evaluates these controls, and the chief financial officer periodically reports to the Audit Committee regarding their design and effectiveness. The Audit Committee also receives periodic reports directly from the internal auditors of the Company and updates from the Corporate Secretary on the Company’s corporate governance compliance at each of its meetings. The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to corporatesecretary@igatepatni.com, by fax to

510-896-3010, or by mail to Mr. Mukund Srinath, Corporate Secretary, iGATE Corporation, 6528 Kaiser Drive, Fremont, CA 94555. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific director recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

DIRECTOR COMPENSATION

The following table sets forth compensation of the Board of Directors for fiscal year 2011. Mr. Murthy, the Company’s President and Chief Executive Officer, does not receive any additional compensation for his service as a director. Mr. Murthy’s compensation is reported in the Summary Compensation Table, and accordingly Mr. Murthy is not included in the following table. Mr. Nathoo was appointed to the Board of Directors effective February 1, 2011. As the Series B Preferred Stock Director representing Viscaria Limited, Mr. Nathoo is not eligible to receive any compensation in connection with his service as a director pursuant to the terms of the Investor Rights Agreement dated February 1, 2011 between the Company and Viscaria Limited. Accordingly, Mr. Nathoo is not included in the table below.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(2)(3)	All Other Compensation($)(4)	Total($)
J. Gordon Garett	$30,000	$—	$—	$30,000
Göran Lindahl (1)	$30,000	$—	$—	$30,000
Martin McGuinn	$30,000	$—	$—	$30,000
Joseph J. Murin	$30,000	$—	$—	$30,000
W. Roy Dunbar	$30,000	$95,394	$—	$125,394
Sunil Wadhwani	$—	$—	$32,198	$32,198
Ashok Trivedi	$—	$—	$42,654	$42,654

(1)	Mr. Lindahl elected to receive shares of iGATE restricted stock equivalent to $30,000 (payable $7,500 per quarter), with the number of such shares to be issued being valued at $19.78 per share (the closing price prevailing on the date of such election). These shares will be held by the Company as treasury shares and released when Mr. Lindahl’s services with the Company terminate.

(2)	Represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Refer to Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2011, Note 14 to the Company’s financial statements for the fiscal year ended December 31, 2010 and Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2009, for a complete description of assumptions used in calculating these amounts.

(3)	As of December 31, 2011, the aggregate number of option awards outstanding for each director was as follows: 121,500 shares outstanding for Mr. Garrett, 145,947 shares outstanding for Mr. Lindahl, 125,000 shares outstanding for Mr. McGuinn, 94,000 shares outstanding for Mr. Murin and 110,000 shares outstanding for Mr. Dunbar.

(4)	For Messrs. Wadhwani and Trivedi the amounts included in this column consist of perquisites relating to medical benefits and car lease payments.

The compensation structure of the independent directors for the last completed fiscal year was approved by the Compensation Committee on June 24, 2009. Independent director compensation is comprised of: (i) annual cash compensation of $30,000 per annum, payable quarterly in cash or shares of restricted stock or a combination thereof at the discretion of the director; (ii) a one-time grant of 100,000 stock options at fair market value, vesting annually over a period of 5 years (20,000 per year); (iii) a one-time grant of 20,000 stock options at fair market value for the chairman of each committee of the Board, vesting annually over a period of 5 years (4,000 per year); and (iv) a one-time grant of 5,000 stock options at fair market value for committee members, vesting annually over a period of 5 years (1,000 per year). All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.

Messrs. Wadhwani and Trivedi are parties to employment agreements that provide for reimbursement for reasonable travel and other expenses incurred by them in performing their obligations for the Company, maintenance of an office in Pittsburgh or New Delhi, a full time administrative assistant, maintenance of a car, medical benefits and compensation on termination of employment. Apart from the benefits provided under their employment agreements, as amended, Messrs. Wadhwani and Trivedi received no compensation for their service as directors in 2011. All compensation paid to Messrs. Wadhwani and Trivedi under their employment agreements in fiscal year 2011 is reflected in “All Other Compensation” in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 15, 2012 for: (i) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s current directors; (iii) each named executive officer listed in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. As of February 15, 2012, there were 56,785,894 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the Securities and Exchange Commission pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock	Percent of Class
Sunil Wadhwani (1)(2)	12,501,675	22.01%
Ashok Trivedi (2)(3)	12,501,675	22.01%
Columbia Wanger Asset Management, LLC (4)	3,545,000	6.24%
Fidelity Management & Research Company (5)	5,747,557	10.12%
Viscaria Limited (6)	17,265,188	23.31%
Blue Harbour Group, LP (7)	3,492,087	6.14%
J. Gordon Garrett (8)	43,500	*
Göran Lindahl (9)	72,947	*
Martin McGuinn (10)	65,000	*
Joseph J. Murin (11)	31,500	*
W. Roy Dunbar (12)	22,000	*
Salim Nathoo	0	*
Phaneesh Murthy (13)	1,178,594	2.08%
Sujit Sircar (14)	196,424	*
Jason Trussell	109,677	*
Sean Suresh Narayanan (15)	221,156	*
Srinivas Kandula (16)	195,764
All directors and executive officers, as a group (14 persons) (17)	27,147,412	47.80%

*	Less than 1%

(1)	Includes 1,880,124 shares held by two family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares. Also includes 515,000 shares held by a family foundation established by Mr. Wadhwani with shared investment power and sole voting power.

(2)	The address of Messrs. Wadhwani and Trivedi is c/o iGATE Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.

(3)	Includes 1,787,593 shares held by one family trust, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.

(4)	The address of Columbia Wanger Asset Management is 227 Monroe Street, Suite 3000, Chicago, IL 60606. Information herein is based on Schedule 13G/A filed on February 10, 2012.

(5)	The address of Fidelity Management & Research Company is 82 Devonshire St, Boston, MA 02109. Information herein is based on Schedule 13G/A filed on February 14, 2012.

(6)

For purposes of computing the percent of class owned by Viscaria Limited, 17,265,188 additional shares of Common Stock (reflecting the number of shares of Common Stock that will be issuable upon conversion of the Series B Preferred Stock currently issued and outstanding) was deemed outstanding. The address of

Viscaria Limited is Lemesou, 77, Elia House, P.C. 2121, Nicosia, Cyprus. Beneficial ownership is based upon the as-converted voting power of the Series B Preferred Stock of the Company issued to Viscaria Limited on February 1, 2011, assuming a conversion price of $20.30. Information herein is based upon a Schedule 13D/A filed on December 19, 2011 filed jointly on behalf of Viscaria Limited and certain entities affiliated with it, including the following entities which are deemed to beneficially own more than 5% of the Common Stock: (i) Apax Europe VII-A, L.P., (ii) Apax Europe VII-B, L.P., (iii) Apax Europe VII-1, L.P., (iv) Apax Europe VII GP L.P. Inc., (iv) Apax Europe VII GP Co. Limited, (vi) Apax Europe VI-1, L.P., (vii) Apax Europe VI-A, L.P., (viii) Apax Europe VI GP L.P. Inc., (ix) Apax Europe VII GP Co. Limited, (x) Apax Partners Europe Managers Ltd., (xi) Apax Guernsey (Holdco) PCC Limited, (xii) Apax US VII, L.P., (xiii) Apax US VII GP, L.P., (xiv) Apax US VII, Ltd., and (xv) John F. Megrue.

(7)	The address of Blue Harbour Group, LP is 646 Steamboat Road, Greenwich, Connecticut 06830. Information herein is based upon a Schedule 13G filed on February 13, 2012 jointly on behalf of Blue Harbour Group, LP and certain entities and persons affiliated with it, including the following entities which are deemed to beneficially own more than 5% of the Common Stock: (i) Blue Harbour Holdings, LLC and (ii) Clifton S. Robbins.

(8)	Includes 43,500 shares that may be acquired by Mr. Garrett pursuant to the exercise of options.

(9)	Includes 67,947 shares that may be acquired by Mr. Lindahl pursuant to the exercise of options and 5,000 shares already held by Mr. Lindahl.

(10)	Includes 50,000 shares that may be acquired by Mr. McGuinn pursuant to the exercise of options, and 15,000 shares already held by Mr. McGuinn.

(11)	Includes 31,000 shares that may be acquired by Mr. Murin pursuant to the exercise of options and 500 shares were purchased from market on August 10, 2010.

(12)	Includes 22,000 shares that may be acquired by Mr. Dunbar pursuant to the exercise of options.

(13)	Includes 502,720 shares that may be acquired by Mr. Murthy pursuant to the exercise of options and 673,109 shares already held by Mr. Murthy.

(14)	Includes 46,421 shares that may be acquired by Mr. Sircar pursuant to the exercise of options.

(15)	Includes 57,328 shares that may be acquired by Mr. Narayanan pursuant to the exercise of options.

(16)	Includes 57,571 shares that may be acquired by Mr. Kandula pursuant to the exercise of options.

(17)	Includes 924,956 shares of Common Stock underlying options that are exercisable on or before February 15, 2012 or within 60 days after such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Directors, executive officers and other 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2011, all of its directors, executive officers and other 10% shareholders complied with the applicable filing requirements under Section 16(a) on a timely basis, with the following exception. For Mr. Trussell, one Form 4 reporting the disposition of 9,812 shares was inadvertently filed late. For Mr. Nathoo, a Form 3 was inadvertently filed late with respect to his designation as a Director. For Apax Partners Europe Managers Ltd, Apax Europe VII GP Co. Ltd, Apax Europe VII GP L.P. Inc., Apax Guernsey (Holdco) Ltd and Viscaria Ltd, Form 3s were filed late with respect to their designations as 10% Owners.

EXECUTIVE OFFICERS

The following individuals currently serve as executive officers of iGATE. To the Company’s knowledge, there are no family relationships between any director or executive officer and any other director or executive officer of the Company. Executive officers serve at the discretion of the Company’s Board of Directors. Additionally, executive officers may be elected to the Board of Directors. Mr. Murthy currently serves as a Director.

Phaneesh Murthy, age 48, was appointed as a director of the Company on March 7, 2006 and was promoted to President and Chief Executive Officer of the Company effective April 1, 2008. See “QUALIFICATIONS OF MEMBERS OF OUR BOARD OF DIRECTORS” for more information regarding Mr. Murthy’s background.

Sujit Sircar, age 43, was appointed the Chief Financial Officer and a member of the Executive Committee of iGATE Patni. Mr. Sircar has served as Senior Vice President – Finance for iGATE Global Solutions (“iGS”) since June 2008. Mr. Sircar joined iGS in April 1998 as Senior Manager – Finance. Mr. Sircar was promoted to the position of Financial Controller in April 2001, and served as Financial Controller until May 2005. In May 2005, he was promoted to the position of Vice President- Finance, and served in that position until June 2008. He was appointed to the board of directors of iGS on January 1, 2010. Mr. Sircar’s professional experience consists of extensive experience in corporate finance, treasury management, domestic and international taxation, and accounting and business laws. He started his career with Wipro Limited, a provider of integrated business, technology, consulting, testing and process solutions and was instrumental in setting up the finance processes for its joint venture with British Telecom. During his five year service with Wipro Limited, he handled various job responsibilities and was the Finance Head for various divisions of the company. Mr. Sircar is a Chartered Accountant by training and is a Fellow Member of the Institute of Chartered Accountants of India. He holds a bachelor’s degree in commerce from the University of West Bengal.

Jason Trussell, age 39, is Senior Vice President and Regional Manager (Canada). Mr. Trussell has over 15 years experience working with clients in the financial services, government, telecom and utilities sectors for onshore, nearshore and offshore delivery models. Mr. Trussell joined Quantum Information Resources (which later merged with iGATE) in November 1994 as a Marketing Manager. He was promoted as Group Manager of Sales in 1996, Director of Sales in 1998, Assistant Vice President of Sales in 2005 and Vice President and Regional Manager – Canada in April 2007. Mr. Trussell is a graduate of the University of Toronto’s Rotman School of Management Global Executive MBA program and has a diploma in marketing from St. Lawrence College, Saint-Laurent.

Sean Suresh Narayanan, age 43, is our Chief Delivery Officer, a member of the Executive Committee of iGATE Patni and is responsible for the services we deliver to our customers from all of our global locations. Mr. Narayanan has over 19 years experience in IT and management consulting both in the U.S. and India. He joined iGATE in December 2006 as Senior Vice President and was promoted as Chief Delivery Officer in January 2008. He was appointed to the board of directors of iGS on January 1, 2010. Prior to joining iGATE, Mr. Narayanan was Vice President and Global Practice Head of IT Infrastructure Services at Cognizant, a provider of information technology, consulting and business process outsourcing services. Mr. Narayanan joined Cognizant in July 2002 as Director and Chief Operating Officer of its eBusiness practice. He has also previously worked with international management consulting firm Booz-Allen-Hamilton in the U.S., working on IT strategies for both U.S. federal government agencies and commercial firms. Mr. Narayanan is a recognized expert on management and technology, a speaker at various seminars and conferences and has been widely quoted in the international media. Mr. Narayanan has a master’s degree in regional and city planning from the University of Oklahoma and a bachelor’s degree in architecture from the Regional Engineering College, Trichy, India.

Srinivas Kandula, age 48, has served as the Global Head of Human Resources of iGATE since January 2007 and a member of the Executive Committee of iGATE Patni. Mr. Kandula previously served at Sasken Communication Technologies Ltd., an embedded communications solutions company, as Director (Human

Resources) from December 2004 to December 2006 and prior to that as Chief Corporate Human Resources Manager at Power Grid Corporation, India’s state-owned transmission network provider of electricity from November 1991 to November 2004. He has a doctorate degree in Strategic Human Resource Management from the XLRI School of Business and Human Resources and a master’s degree in Human Resource Management from Andhra University. He has also published over sixty papers and eight books in the area of human resource management, organizational behavior and organization development. He is a member of various human resources professional bodies and an active contributor of professional content and knowledge.

Prashanth Idgunji, age 46, is the Chief Accounting Officer. Mr. Idgunji joined iGS in February 16, 2009 as Vice President – Finance. His designation was re-designated as Chief Accounting Officer on February 25, 2010, Mr. Idgunji has over 22 years of experience in handling different portfolios in finance, accounts and audit. Prior to joining iGATE, Mr. Idgunji worked with The Coca-Cola Bottling Company, Deloitte Bakr and Abulkhair & Co, Saudi Arabia and two other “Big Four” audit firms. Mr. Idgunji is a Certified Public Accountant and Certified Internal Auditor from the U.S. and a Chartered Accountant from Institute of Chartered Accountants of India. He holds a bachelor’s degree in commerce from the University of Bangalore, India.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers in fiscal year 2011 and the report of the Compensation Committee of the Board of Directors, which immediately follow below.

Compensation Philosophy

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that is intended to align compensation with the Company’s overall business strategy. The Company’s compensation philosophy is also designed to link executive compensation to shareholder value in order to attract, retain and motivate high quality employees capable of maximizing shareholder value. The goals are:

•	To compensate executives in a manner that aligns their interests with the interests of the shareholders;

•	To reward executives for successful long-term strategic management;

•	To recognize outstanding performance; and

•	To attract and retain highly qualified and motivated executives.

The strategy established by the Compensation Committee with respect to executive compensation is to provide a comprehensive compensation package using a combination of base salary, bonus, stock-based awards and perquisites that will allow the Company’s executives to potentially earn compensation amounts in excess of competitive industry compensation; provided that certain subjective and objective performance goals for the Company are achieved.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to any named executive officer, except to the extent such excess constitutes performance based compensation. The Compensation Committee’s standard policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of the Company and its shareholders. The Company’s 2006 Stock Incentive Plan (the “2006 Plan”) has been structured so that stock options and performance based awards granted under the 2006 Plan qualify as “performance based compensation” and are exempt from the limitations on deduction. However, base salaries, bonuses and non-performance based awards under the 2006 Plan do not qualify as “performance based” compensation for purposes of Section 162(m) because the Compensation Committee retains discretion with respect to the amount and structure of these payments. In fiscal year 2011, the Company adopted a compensation award strategy called the iGATE Corporation 2011 Aspirational Long Term Incentive Plan (the “2011 Plan”), which is a sub-program under the 2006 Plan. Under the 2011 Plan, the Company may grant performance share awards to key employees of the Company entitling the recipient to acquire shares of the Company’s Common Stock, par value $.01 per share, upon the attainment of specified performance goals, subject to certain 2011 Plan-based restrictions. Grants of share awards under the 2011 Plan are also structured in a manner that will avoid the deduction limitations of Section 162(m), except where the Compensation Committee determines that exceeding these limitations is in the best interests of the Company and its shareholders.

The Compensation Committee and the Executive Committee of iGS, our wholly-owned Indian subsidiary through which the majority of the Company’s business is conducted, reviews compensation and benefit plans affecting employees, including our executive officers. The Executive Committee and Compensation Committee have determined that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Executive Committee and Compensation Committee also determined that the Company’s compensation programs do not encourage excessive risk-taking and instead encourage behaviors that support sustainable value creation. To that end, the full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and named executive officers of the Company, periodically reviewing management development plans and making recommendations to the full Board on these matters as well as matters involving the 2006 Plan. The Compensation Committee approves the grant of stock options and restricted stock awards to the named executive officers.

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to the named executive officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors.

Compensation Consultants

The Compensation Committee has the authority to engage the services of outside consultants to assist in making decisions regarding the establishment of the Company’s compensation programs and philosophy. The Compensation Committee retained consultants in 2011 to advise on matters related to the compensation of the CEO, executive officers and independent directors.

Key Elements of and Factors Affecting Compensation

The key elements of the Company’s compensation program are: (a) base salaries; (b) annual bonuses; and (c) equity compensation under the 2006 Plan. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its named executive officers, including insurance and other benefits. The Compensation Committee also reviews all contracts and performance based goals and objectives. The Compensation Committee makes its compensation determinations after conducting an analysis of the compensation of similarly situated executives, general market conditions and individual executive performance. The Company has entered into employment agreements with each of its named executive officers, which establish minimum levels of compensation. These employment agreements cover the key elements of the Company’s executive compensation package and provide for severance and termination benefits. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below.

Base Salaries for Executive Officers

The Company provides its executive officers with a base salary to provide them with a minimum guaranteed compensation level for their annual services. An executive officer’s base salary is determined by taking into consideration the region in which the executive officer is located, cost of living, responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent in these economies. The base salary is intended to be competitive with base salaries paid to executive officers at peer group companies with comparable qualifications, experience and responsibilities. The Compensation Committee believes that the Company’s base salaries are generally still at or below the 50th percentile for companies in our peer group.

In setting base salaries for fiscal year 2011, the Compensation Committee considered the following:

•	The responsibilities of the executive officer and how successful he was in carrying out those responsibilities.

•	The industry-wide environment within which those responsibilities were being carried out.

•	Whether the executive officer had received salary increases within the past few years and the amount of any such increases.

•	The salaries of executive officers at peer companies, both in terms of comparable responsibilities and comparable compensation rank within the peer company.

•	The salary increases to be given to other executive officers.

Based on benchmarking, performance, retention and other relevant considerations, the Compensation Committee reviews recommendations and determines appropriate base salary for the Chief Executive Officer and other executive officers. While the Compensation Committee sets the base salary for the Chief Executive Officer, and makes recommendations with respect to each executive officer, the base salaries for all other executive officers are established and reviewed by the Chief Executive Officer.

Annual Bonuses for Executive Officers

In addition to a base salary, each executive officer is eligible for a discretionary performance based annual bonus. The Company has chosen to include performance based annual bonuses as a material element in its compensation plan. The annual bonus is designed to motivate individual and team performance in attaining the current year’s performance goals and business objectives. These bonus levels are determined by the Compensation Committee.

Mr. Murthy proposed to the Compensation Committee the revenue and Earnings Per Share (EPS) target for the 2011 fiscal year that would be used to determine the annual bonus for each of the named executive officers, except for Mr. Trussell whose annual bonus determination is based on other discretionary targets.

The weight of each of the components of the performance based annual cash bonus target for our Chief Executive Officer for fiscal year 2011 was:

•	Achievement of revenue target – 25%

•	Achievement of EPS target – 25%

•	Achievement of other targets – 50%

The weight of the components of the performance based annual bonus target for Messrs. Sircar, Narayanan and Kandula for fiscal year 2011 was:

•	Achievement of revenue target – 35%

•	Achievement of EPS target – 35%

•	Achievement of other targets – 30%

For Mr. Trussell, the other discretionary performance targets required the achievement of certain revenue targets from one of our largest customer (Royal Bank of Canada).

The maximum amount of performance based annual bonus a named executive officer can earn is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Annual bonus payouts are prorated in the event that actual performance achieved is between threshold, target and maximum levels. Based on the Company’s 2011 corporate performance, the Compensation Committee approved the following annual bonus payments to Mr. Murthy and Mr. Sircar and our Chief Executive Officer approved the following bonuses for our other executive officers.

Name	2011 Bonus
Phaneesh Murthy	$880,000
Sujit Sircar	$83,689
Jason Trussell	$38,813
Sean Suresh Narayanan	$95,196
Srinivas Kandula	$83,689

The current executive officers are also officers of operating subsidiaries of iGATE and are subject to employment agreements providing elements of compensation substantially similar to those described above. The performance targets under these agreements (except for the Chief Executive Officer’s) were determined by Mr. Murthy.

Stock Incentive Plan

The Company’s long-term incentives are in the form of stock options, stock appreciation rights, restricted or unrestricted stock awards and performance share awards under the 2006 Plan. As of December 31, 2011, there were 7.01 million shares of Common Stock available for issuance under the 2006 Plan.

The objective of awards under the 2006 Plan is to advance the long-term interests of the Company and its shareholders and provide incentives tied to annual performance. These awards reward executives for the creation of shareholder value and attainment of long-term earnings goals. Stock incentive awards under the 2006 Plan produce value to participants only if the price of the Company’s stock appreciates or other specific performance goals are met, thereby directly linking the interests of plan participants with those of our shareholders.

Most of the awards granted to the named executive officers are linked to the number of years of their service in the organization. Factors the Compensation Committee considers in determining the size and types of awards to executive officers include the number of stock options and awards that each of our executive officers had previously been awarded, the estimated value of outstanding options and awards, and the salary, role, responsibility and performance level of such officers. The Compensation Committee also considers the awards and options granted to executive officers in similar positions within the industry, and the responsibility and business impact of the officer’s position.

The Compensation Committee grants performance share awards in the first quarter of each year. Performance share awards are then vested based on the Company’s three-year EPS growth relative to select peer companies, ending on December 31 of the applicable year. It is anticipated that grants will be made annually, resulting in overlapping three-year performance cycles. Vesting of performance share awards, assuming targets are met, occurs on the first business day of January in the year following the end of the applicable performance period.

In fiscal year 2011, the Company adopted the 2011 Plan. Under the 2011 Plan, the Company may grant performance share awards to key employees of the Company entitling the recipient to acquire shares of the Company’s Common Stock, par value $.01 per share, upon the attainment of specified performance goals, subject to certain 2011 Plan-based restrictions. On March 17, 2011, the Compensation Committee approved the grant of performance based restricted stock awards under the shareholder-approved 2006 Plan. On May 12, 2011 and, for Mr. Trussell, on June 15, 2011, the Compensation Committee approved grants to Mr. Murthy, Mr. Sircar, Mr. Trussell, Mr. Narayanan and Mr. Kandula of performance based restricted stock awards. These awards will vest only if the Company attains specified twelve-month trailing adjusted EBITDA goals at any fiscal quarter end, beginning with the quarter ending December 31, 2011, within the five year period of January 1, 2011 through December 31, 2015. If the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within this performance period, two times the target number of shares will vest. On May 12, 2011 and, for Mr. Trussell, on June 15, 2011, the Compensation Committee also approved grants to Mr. Murthy, Mr. Sircar, Mr. Trussell, Mr. Narayanan and Mr. Kandula of restricted stock, of which 25% will vest on May 12, 2014 (June 15, 2014 for Mr. Trussell), 25% will vest on May 12, 2015 (June 15, 2015 for Mr. Trussell) and 50% will vest on May 12, 2016 (June 15, 2016 for Mr. Trussell).

On January 25, 2012, the Compensation Committee approved changes to the terms of the performance based restricted stock awards granted to Mr. Murthy, Mr. Narayanan, Mr. Sircar and Mr. Kandula on May 12, 2011 and to Mr. Trussell on June 15, 2011. Subject to the lawful execution of an amendment to each respective executive officer’s performance based restricted stock awards, the Compensation Committee approved the extension of the performance period under each of these awards (with the exception of Mr. Murthy’s awards) such that it may end on June 30, 2016. No other changes were made to the terms of the performance based restricted stock awards.

Equity Awards to Mr. Murthy

On May 12, 2011, the Compensation Committee approved a grant to Mr. Murthy of 260,000 performance based restricted stock awards covering the performance period of January 1, 2011 through December 31, 2015, in accordance with the terms described above. On May 12, 2011, the Compensation Committee also approved a grant of 65,000 shares of restricted stock to Mr. Murthy, of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016. No new stock options were granted to Mr. Murthy in 2011.

Equity Awards to Mr. Sircar

On January 19, 2011, the Compensation Committee approved a grant to Mr. Sircar of 10,000 shares of restricted stock, of which 5,000 shares will vest on each of January 19, 2013 and January 19, 2015. On May 12, 2011, the Compensation Committee approved a grant to Mr. Sircar of 88,000 performance based restricted stock awards covering the performance period of January 1, 2011 through December 31, 2015 (subject to the possible extension described above), in accordance with the terms described above. On May 12, 2011, the Compensation Committee also approved a grant to Mr. Sircar of 22,000 shares of restricted stock, of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016. No new stock options were granted to Mr. Sircar in 2011.

Equity Awards to Mr. Trussell

On June 15, 2011, the Compensation Committee approved a grant to Mr. Trussell of 12,000 performance based restricted stock awards covering the performance period of January 1, 2011 through December 31, 2015 (subject to the possible extension described above), in accordance with the terms described above. On June 15, 2011, the Compensation Committee also approved a grant to Mr. Trussell of 3,000 shares of restricted stock, of which 25% will vest on June 15, 2014, 25% will vest on June 15, 2015 and 50% will vest on June 15, 2016. No new stock options were granted to Mr. Trussell in 2011.

Equity Awards to Mr. Narayanan

On May 12, 2011, the Compensation Committee approved a grant to Mr. Narayanan of 88,000 performance based restricted stock awards covering the performance period of January 1, 2011 through December 31, 2015 (subject to the possible extension described above), in accordance with the terms described above. On May 12, 2011, the Compensation Committee also approved a grant to Mr. Narayanan of 22,000 shares of restricted stock, of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016. No new stock options were granted to Mr. Narayanan in 2011.

Equity Awards to Mr. Kandula

On May 12, 2011, the Compensation Committee approved a grant to Mr. Kandula of 88,000 performance based restricted stock awards covering the performance period of January 1, 2011 through December 31, 2015 (subject to the possible extension described above), in accordance with the terms described above. On May 12, 2011, the Compensation Committee also approved a grant to Mr. Kandula of 22,000 shares of restricted stock, of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016. No new stock options were granted to Mr. Kandula in 2011.

Employment Agreements

Mr. Murthy and iGS were parties to an employment agreement dated as of April 18, 2008. Under this agreement, Mr. Murthy’s annual base salary was initially fixed at $500,000 per annum with such subsequent increases to be determined by the board of directors of iGS from time to time subject to a limit of an annual base salary of $750,000 per annum and review by the Company’s Compensation Committee and the Board of Directors. The agreement provided for an annual performance based incentive of $200,000 per annum and increases determined by the board of iGS subject to a limit of $600,000 per annum and review by the Company’s Compensation Committee and the Board of Directors. Mr. Murthy was also eligible for such other benefits as the Company may introduce from time to time. The agreement also provided Mr. Murthy with a Company leased car, grant of stock options and six month’s severance in the event of termination other than for cause. Mr. Murthy resigned as Managing Director and CEO of iGS effective December 31, 2009, but retained his position as a director of iGS. Mr. Murthy entered into an employment agreement dated January 1, 2010 with iGATE Technologies Inc. (“iGT”), a subsidiary of iGATE, on the same terms of employment as he had with iGS. The terms of remuneration of Mr. Murthy were amended by the Compensation Committee of the Board in the meeting held on January 19, 2011. The Compensation Committee and Board of Directors of the Company approved an increase in his annual base salary from $500,000 to $1.0 million, and an annual performance based bonus opportunity of $500,000. The increase in salary was effective retroactively to January 1, 2011, and the change to Mr. Murthy’s annual performance based bonus opportunity was effective beginning with his bonus awarded in 2011. On March 17, 2011, the Compensation Committee determined that the actual annual bonus payable to Mr. Murthy for 2011 would be based on the Company’s achievement of certain revenue and EPS targets as well as the successful integration of Patni Computer Systems Ltd. (“Patni”). A weighting of 25% each would be allocated to the revenue and EPS performance measures and the remaining 50% would be allocated to the performance measure relating to Patni integration. The actual annual bonus payout under the revenue and EPS performance measures would range from 0% to 200% of target based on the Company’s actual 2011 performance against goals.

On January 25, 2012, the Compensation Committee also determined that the actual annual bonus payable to Mr. Murthy for 2012 will be based on the Company’s achievement of certain EPS targets as well as other performance measures. A weighting of 50% will be allocated to achieving the budgeted revenue target, 25% will be allocated to the achievement of the EPS performance measures and the remaining 25% will be allocated to other performance measures set by the Compensation Committee. The actual annual bonus payout under the revenue and EPS performance measures may range from 0% to 200% of target based on the Company’s actual 2012 performance against goals. The Compensation Committee also approved other changes to Mr. Murthy’s remuneration, including an increase in his annual performance based bonus opportunity from $500,000 to $600,000, an increase to the termination notice and severance period from six months to twelve months and payment of annual performance incentive compensation of $880,000 to Mr. Murthy for 2011 on his achieving the targets set by the Compensation Committee. On January 25, 2012, the Compensation Committee approved changes to the compensation terms for Mr. Murthy, increasing his maximum annual performance-based incentive compensation for 2012 from $500,000.00 to $600,000.00 effective retroactively to January 1, 2012. The Compensation Committee also determined that the actual annual bonus payable to Mr. Murthy for 2012 will be based on the Company’s achievement of certain revenue and earnings per share targets as well as other performance measures.

Mr. Sircar and iGS and entered into an amended employment agreement on January 21, 2009. Under this agreement, Mr. Sircar’s base salary was increased to 4,800,000 Indian Rupees (“Rs.”) per annum and he was eligible for an annual performance based cash award of up to Rs. 1,600,000 per annum, with performance targets to be set by Mr. Murthy, effective as of January 1, 2009. Either Mr. Sircar or the Company could terminate his employment upon three months’ notice. In the event that three months’ notice of such termination was not given by the Company, Mr. Sircar was entitled to three months of salary upon termination of employment. Mr. Sircar was also eligible to participate in the 2006 Plan. On January 1, 2010, Mr. Sircar was appointed to the board of iGS as a wholetime director on the same terms as described above for a period of five years, except that his base salary was limited to Rs. 7,200,000 per annum and his annual performance based incentive was limited to

Rs. 2,900,000 per annum. On January 19, 2011, iGS and Mr. Sircar entered into an amended employment agreement, the terms of which were approved by the shareholders of iGS, on February 14, 2011, increasing his annual performance based incentive opportunity to Rs. 4,684,852 per annum. On July 1, 2011, iGS and Mr. Sircar entered into an amended employment agreement, the terms of which were approved by the shareholders of iGS on September 26, 2011, increasing his annual remuneration to Rs. 8,000,000 per annum and annual performance based incentive to Rs. 4,000,000 per annum. On January 25, 2012, the Compensation Committee approved changes to the compensation terms for Mr. Sircar, increasing his annual base salary for 2012 and 2013 from Rs. 8,000,000 to Rs. 12,000,000, his maximum annual performance based incentive compensation for 2012 and 2013 from Rs. 4,000,000 to Rs. 6,000,000 and his 2011 annual performance based incentive from Rs. 4,000,000 to Rs. 4,120,000. The increase in annual base salary for 2012 and 2013 was effective retroactively to January 1, 2012. The change to the 2012 and 2013 annual performance based incentive compensation will be effective beginning with the bonuses to be awarded for 2012. The increase of the 2011 annual performance based incentive compensation had retroactive effect to January 1, 2011. The actual annual bonus payable to Mr. Sircar for 2012 and 2013 will be based on the Company’s achievement of certain performance measures set by the Board of Directors of iGS.

Mr. Narayanan and iGS entered into an amended employment agreement on January 21, 2009. Under this agreement, Mr. Narayanan’s base salary was increased to Rs. 5,700,000 per annum and he was eligible for an annual performance based cash award of up to Rs. 2,850,000 per annum, with performance targets to be set by Mr. Murthy, effective as of January 1, 2009. Either Mr. Narayanan or the Company could terminate his employment upon three months’ notice. In the event that three months’ notice of such termination was not given by the Company, Mr. Narayanan was entitled to three months of salary upon termination of employment. Mr. Narayanan was also eligible to participate in the 2006 Plan. On January 1, 2010, Mr. Narayanan was appointed on the board of iGS as a wholetime director on the same terms as described above for a period of 5 years, except that his base salary was limited to Rs. 8,550,000 per annum and his annual performance based incentive was limited to Rs. 5,165,000 per annum. On January 19, 2011, iGS and Mr. Narayanan entered into an amended employment agreement, the terms of which were approved by the shareholders of iGS on February 14, 2011, increasing his annual performance based incentive opportunity to Rs. 7,043,272 per annum. Mr. Narayanan resigned as wholetime Director of iGS effective July 1, 2011, but retained his position as a director of iGS. On July 1, 2011, iGT and Mr. Narayanan entered into an employment agreement, the terms of which were substantially similar to his employment agreement with iGS, though his annual remuneration was increased to Rs. 9,100,000 per annum and annual performance based incentive was increased to Rs. 4,550,000 per annum. On January 25, 2012, the Compensation Committee approved changes to the compensation terms for Mr. Narayanan, increasing his annual base salary for 2012 and 2013 from Rs. 9,100,000 to Rs. 13,500,000, his maximum annual performance based incentive compensation for 2012 and 2013 from Rs. 4,550,000 to Rs. 6,750,000 and his 2011 annual performance based incentive from Rs. 4,5500,000 to Rs. 4,686,500. The increase in annual base salary for 2012 and 2013 was effective retroactively to January 1, 2012. The change to the 2012 and 2013 annual performance based incentive compensation will be effective beginning with the bonuses to be awarded for 2012. The increase of the 2011 annual performance based incentive compensation had retroactive effect to January 1, 2011. The actual annual bonus payable to Mr. Narayanan for 2012 and 2013 will be based on the Company’s achievement of certain performance measures set by the CEO of the Company.

Mr. Kandula and iGS entered into an amended employment agreement on January 28, 2009. Under this agreement, Mr. Kandula’s base salary was increased to Rs. 4,800,000 per annum and he was eligible for an annual performance based incentive opportunity of up to Rs. 1,600,000 per annum, with performance targets to be set by Mr. Murthy, effective as of January 1, 2009. Either Mr. Kandula or the Company could terminate his employment upon three months’ notice. In the event that three months’ notice of such termination was not given by the Company, Mr. Kandula was entitled to three months of salary upon termination of employment. Mr. Kandula was also eligible to participate in the 2006 Plan. On April 27, 2010, Mr. Kandula’s base salary was increased to Rs. 5,856,065 per annum and his annual performance based incentive opportunity was limited to Rs. 2,342,426 per annum. On July 1, 2011, iGT and Mr. Kandula entered into an employment agreement, the terms of which were substantially similar to his employment agreement with iGS, though his annual remuneration was increased to Rs. 8,000,000 per annum and annual performance based incentive was increased to Rs. 4,000,000 per annum. On January 25, 2012, the Compensation Committee approved changes to the compensation terms for Mr. Kandula, increasing his annual base salary for 2012 and 2013 from Rs. 8,000,000 to Rs. 10,000,000, his maximum annual performance based incentive compensation for 2012 and 2013 from Rs. 4,000,000 to Rs. 5,000,000 and his 2011 annual performance based incentive from Rs. 4,000,000 to Rs. 4,120,000. The increase in annual base salary for 2012 and 2013 was effective retroactively to January 1, 2012. The change to the 2012 and 2013 annual performance based incentive compensation will be effective beginning with the bonuses to be awarded for 2012. The increase of the 2011 annual performance based incentive compensation had retroactive effect to January 1, 2011. The actual annual bonus payable to Mr. Kandula for 2012 and 2013 will be based on the Company’s achievement of certain performance measures set by the CEO of the Company.

Mr. Trussell and iGS are parties to an employment agreement dated November 1, 1996. Mr. Trussell’s employment agreement is with Quintant Information Resources, which subsequently merged with iGATE. His present annual base salary is Canadian Dollars (CAD) 161,313 and his annual variable compensation is CAD 96,788. Mr. Trussell is also eligible for such other benefits as the Company may introduce to its employees from time to time. Either Mr. Trussell or the Company may terminate his employment upon three months’ notice. Mr. Trussell is also eligible to participate in the 2006 Plan.

Change of Control/Severance Benefits

As discussed above, each of the named executive officers has an employment agreement. Pursuant to these agreements, each executive’s employment may be terminated by the Company upon death, disability or for cause, and by the executive for “good reason” (generally defined as a material modification of duties, title or direct reports, or a material reduction in compensation and benefits). If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment. In addition, outstanding stock options and restricted stock awards or other awards issued pursuant to the 2006 Plan may under certain circumstances vest upon a “change of control” of the Company.

Pursuant to their employment agreements, as amended, upon termination for any reason, our co-chairmen are entitled to any and all amounts and benefits that have accrued and are payable under their employment agreements prior to the date of termination.

The estimated payments to be made by the Company to the named executive officers in the event of severance or upon a change of control that triggers acceleration are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 35 of this proxy statement.

Other Considerations

Consideration of Say-On-Pay Advisory Vote

At our 2011 annual meeting of stockholders, approximately 99% of our shareholders who voted on the “say-on-pay” advisory proposal approved the compensation we pay to our named executive officers. The Compensation Committee considered the result of this vote in determining the Company’s compensation policies and decisions and believes that the nearly unanimous shareholder vote strongly supports our current compensation philosophy. Therefore, we have not modified our practices or philosophy in any manner as a result of last year’s advisory vote.

Also at our 2011 annual meeting, our shareholders expressed support for conducting the foregoing “say-on-pay” vote every three years. Consistent with that vote, we will conduct triennial, non-binding advisory votes on the compensation of our named executive officers.

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($16,500 for 2011, with an additional catch-up-contribution of $5,500 (as adjusted under the tax rules) for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. The perquisites received by the named executive officers are set forth in Note 3 of the Summary Compensation Table.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or under the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on this review and discussion, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Martin McGuinn, Chairman

J. Gordon Garrett

Göran Lindahl

W. Roy Dunbar

Salim Nathoo

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who were serving as named executive officers of the Company as of December 31, 2011 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2)($)	Option Awards (2)($)	All Other Compensation (3)(4)($)	Total Compensation ($)
PHANEESH MURTHY (5)	2011	$980,417	$1,130,000	$6,606,778	—	$99,873	$8,817,068
President and Chief Executive Officer	2010	$530,000	$540,000	$1,780,983	$227,463	$58,858	$3,137,304
	2009	$500,000	$288,300	—	—	$58,517	$846,817

SUJIT SIRCAR (6)	2011	$138,714	$136,189	$2,153,400	—	$1,440	$2,429,742
Chief Financial Officer	2010	$102,071	$102,168	—	$446,708	$1,583	$652,530
	2009	$75,737	$43,403	$111,450		$2,065	$232,655

JASON TRUSSELL (6)	2011	$187,296	$38,813	$237,000	—	$14,739	$477,848
Senior Vice President and Regional Manager (Canada)	2010	$169,664	$103,670	$152,400	—	$11,887	$437,621
	2009	$153,050	$96,629	—	—	$9,895.00	$259,574

SEAN SURESH NARAYANAN (6)	2011	$144,871	$147,696	$1,994,300	—	$4,131	$2,290,998
Chief Delivery Officer	2010	$121,759	$153,602	—	$600,970	$7,130	$883,461
	2009	$94,163	$77,311	$185,490		$6,095	$363,059

SRINIVAS KANDULA (6)	2011	$158,236	$136,189	$1,994,300	—	$3,121	$2,291,846
Global Head of Human Resources	2010	$109,084	$97,119	—	$446,708	$5,163	$658,074

(1)	Bonus represents the amount earned in respective years. On January 16, 2011, the Compensation Committee also approved a one-time bonus payment of $250,000 to Mr. Murthy. On January 25, 2012, the Compensation Committee also approved a one-time bonus payment to executive officers Mr. Narayanan, Mr. Sircar and Mr. Kandula received equivalent of Rs. 2,500,000 each in recognition of their efforts in 2011 to successfully integrate Patni Computer Systems Limited’s operations and business with those of the Company.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2011, Note 14 to the Company’s financial statements for the fiscal year ended December 31, 2010 and Note 17 to the Company’s financial statements for the fiscal year ended December 31, 2009, for a complete description of assumptions used in calculating these amounts.

This column includes the value of performance shares to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the performance period and, in the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any fiscal quarter end within the performance period, two times the target number of shares will vest. The maximum value of the performance based restricted stock units assuming the highest level of performance conditions is $9,427,600 for Mr. Murthy, $3,190,880 for Mr. Sircar, $379,200 for Mr. Trussell, $3,190,880 for Mr. Narayanan and $3,190,880 for Mr. Kandula.

(3)	In accordance with the rules of the Securities and Exchange Commission, compensation in the form of perquisites and other personal benefits has been omitted when the total value of all such perquisites and other personal benefits constituted less than $10,000.

(4)	During 2011, the Company leased an automobile for Mr. Murthy. The cost to the Company for the automobile leased was $20,569 for fiscal year 2011. Mr. Murthy also received $76,628 in consideration for accrued leave.

The total amount disclosed in this column for Messrs. Sircar, Trussell, Narayanan and Kandula represents consideration for accrued leave during the year 2011.

(5)	No compensation was paid to Mr. Murthy in 2009, 2010 or 2011 for his services as a director of the Company in those years.

(6)	Amounts shown in the “Salary,” “Bonus” and “All Other Compensation” columns for Messrs. Sircar, Narayanan and Kandula have been converted from Indian Rupees to U.S. dollars using the average currency conversion rate for each respective period. The average conversion rate for Indian Rupees to U.S. Dollars for 2011 is 47.619. Amounts shown in the “Salary,” “Bonus” and “All Other Compensation” columns for Mr. Trussell have been converted from Canadian Dollars to U.S. dollars using the average currency conversion rate for each respective period. The average conversion rate for Canadian Dollars to U.S. Dollars for 2011 is 0.99108.

GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Options Awards $
Name		Threshold $	Target $	Maximum $	Threshold (#)	Target (#)		Maximum (#)
Phaneesh Murthy	3/1/2011	—	—	—	—	—		—		145,822	(2)	—	—	$9.80	$714,528
	5/12/2011	—	—	—	—	260,000	(3)	520,000	(3)	—		—	—	$18.13	$4,713,800
	5/12/2011	—	—	—	—					65,000	(4)	—	—	$18.13	$1,178,450

Sujit Sircar	1/19/2011	—	—	—	—	—		—		10,000	(5)	—	—	$15.91	$159,100
	5/12/2011	—	—	—	—	88,000	(3)	176,000	(3)	—		—	—	$18.13	$1,595,440
	5/12/2011	—	—	—	—	—		—		22,000	(4)	—	—	$18.13	$398,860

Jason A Trussell	6/15/2011	—	—	—	—	12,000	(3)	24,000	(3)	—		—	—	$15.80	$189,600
	6/15/2011	—	—	—	—	—		—		3,000	(4)	—	—	$15.80	47,400

Sean Suresh Narayanan	5/12/2011	—	—	—	—	88,000	(3)	176,000	(3)	—		—	—	$18.13	$1,595,440
	5/12/2011	—	—	—	—	—		—		22,000	(4)	—	—	$18.13	398,860

Srinivas Kandula	5/12/2011	—	—	—	—	88,000	(3)	176,000	(3)	—		—	—	$18.13	$1,595,440
	5/12/2011	—	—	—	—	—		—		22,000	(4)	—	—	$18.13	398,860

(1)	The Compensation Committee determines non-equity bonus payments on an annual basis and such bonus payments are fully earned each year. Given the Compensation Committee’s current and past practice and current restructuring of management, an estimate of threshold, target and maximum future non-equity payouts would be speculative.

(2)	Represents performance based restricted stock awards granted on March 1, 2011 for achieving EPS growth in 2010.

(3)	Represents the target and maximum amounts of performance based restricted stock awards granted on May 12, 2011 (June 15, 2011 for Mr. Trussell) to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the five year performance period of 1/1/2011 through 12/31/2015 beginning with the December 31, 2011 fiscal quarter (which may be extended to June 30, 2016 upon lawful execution of an amendment to the performance based restricted stock award). In the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal during any eligible fiscal quarter end within the performance period, two times the target number of shares will vest.

(4)	Represents restricted stock granted on May 12, 2011 of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016 (June 15 of each respective year for Mr. Trussell).

(5)	Represents restricted stock granted on January 19, 2011 of which 50% will vest on January 19, 2013 and 50% will vest on January 19, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Phaneesh Murthy	360,600		—	$0.08	11/9/2013			—
	22,766			$0.01	11/9/2013			—
	100,000			$6.12	10/16/2018
	19,354	24,884		$9.8	3/20/2020
						260,000	$4,089,800
						65,000	$1,022,450
						108,822	$1,711,770

Sujit Sircar	2,884			$0.08	9/06/2012
	182			$0.01	9/06/2012
	2,404			$0.08	8/25/2013
	7,513			$0.08	11/9/2013
	474			$0.01	11/9/2013
	152			$0.01	8/25/2013
	28,125	46,875		$11.67	4/14/2020
						2,000	$31,460
						3,000	$47,190
						315	$4,955
						20,000	$314,600
						10,000	$157,300
						88,000	$1,384,240
						22,000	$346,060

Jason Trussell						4,420	$69,527
						70,000	$1,101,100
						3,000	$47,190
						6,000	$94,380
						3,000	$47,190
						189	$2,973
						189	$2,973
						379	$5,962
						15,000	$235,950
						3,000	$47,190
						12,000	$188,760

Srinivas Kandula	18,030			$0.08	11/9/2013
	5,259			$8.64	1/9/2017
	332			$0.01	1/9/2017
	28,125	46,875		$11.67	4/14/2020
	1,138			$0.01	11/9/2013
						2,000	$31,460
						6,000	$94,380
						505	$7,944
						15,000	$235,950
						88,000	$1,384,240
						22,000	$346,060

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sean Suresh Narayanan	7,513			$0.08	11/9/2013
	5,259			$8.64	1/9/2017
	474			$0.01	11/9/2013
	332			$0.01	1/9/2017
	37,500	62,500		$11.67	4/14/2020
						25,000	$393,250
						1,578	$24,822
						15,000	$235,950
						6,000	$94,380
						88,000	$1,384,240
						22,000	$346,060

(1)	All outstanding options in this column have been fully earned and are fully exercisable.

(2)	For Mr. Murthy, 24,884 stock options will vest equally over a period of nine quarters starting from March 30, 2012.

For Mr. Sircar, 46,875 stock options will vest equally over a period of ten quarters starting from April 14, 2012.

For Mr. Kandula, 46,875 stock options will vest equally over a period ten quarters starting from April 14, 2012.

For Mr. Narayanan, 62,500 Stock options will vest equally over a period of ten quarters starting from April 14, 2012.

(3)	All unexercised options terminate on the earlier of the option expiration date or the date that the option holder ceases to be an employee of the Company (whether employment is terminated voluntarily or involuntarily for cause or otherwise). However, options will remain exercisable for a period of ninety (90) days following an employee’s termination.

(4)	For Mr. Murthy, the amount includes the following: (i) 108,822 performance based restricted stock awards granted to Mr. Murthy on March 30, 2010, for which the performance period commenced on January 1, 2010 and ends on December 31, 2012; (ii) 260,000 performance based restricted stock awards granted to Mr. Murthy on May 12, 2011, representing the target number of performance shares to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the five year period of January 1, 2011 through December 31, 2015 or, depending upon the upon lawful execution of an amendment to the performance based restricted stock award, June 30, 2016 with the first eligible fiscal quarter being December 31, 2011 (the “Performance Period”) and, in the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the Performance Period, two times the target number of shares will vest; and (iii) 65,000 shares of restricted stock granted on May 12, 2011 of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016.

For Mr. Sircar, the amount includes the following: (i) 5,315 restricted shares which will vest on April 17, 2012; (ii) 20,000 restricted shares which will vest on October 16, 2012; (iii) 10,000 restricted shares, 5,000 of which will vest on January 19, 2013 and 5,000 of which will vest on January 19, 2015; (iv) 88,000 performance based restricted stock awards granted to Mr. Sircar on May 12, 2011, representing the target number of performance shares to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the Performance Period and, in the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any fiscal quarter end within the Performance Period, two times the target number of shares will vest; and (v) 22,000 shares of restricted stock granted on May 12, 2011 of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016.

For Mr. Trussell, the amount includes the following: (i) 70,000 restricted shares which will vest over a period of four years; (ii) 12,757 restricted shares which will vest on April 17, 2012; (iii) 1,578 restricted shares which will vest on March 15, 2012; (iv) 1,421 restricted shares which will vest on March 15, 2013; (v) 947 shares which will on March 15, 2014; (vi) 474 shares which will vest on March 15, 2015; (vi) 15,000 restricted shares which will vest in equal parts on January 20, 2012 and January 20, 2014; (vii) 12,000 performance based restricted stock awards granted to Mr. Trussell on June 15, 2011, representing the target number of performance shares to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the Performance Period and, in the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any fiscal quarter end within the Performance Period, two times the target number of shares will vest; and (viii) 3,000 shares of restricted stock granted on June 15, 2011 of which 25% will vest on June 15, 2014, 25% will vest on June 15, 2015 and 50% will vest on June 15, 2016.

For Mr. Kandula, the amount includes the following: (i) 8,505 restricted shares which will vest on April 17, 2012; (ii) 15,000 restricted shares which will vest on October 16, 2012; (iii) 88,000 performance based restricted stock awards granted to Mr. Kandula on May 12, 2011, representing the target number of performance shares to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the Performance Period and, in the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any fiscal quarter end within the Performance Period, two times the target number of shares will vest; and (iv) 22,000 shares of restricted stock granted on May 12, 2011 of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016.

For Mr. Narayanan, the amount includes the following: (i) 26,578 restricted shares which will vest on April 17, 2012; (ii) 15,000 restricted shares which will vest on October 16, 2012; (iii) 6,000 restricted shares which will vest on January 21, 2013; (iii) 88,000 performance based restricted stock awards granted to Mr. Narayanan on May 12, 2011, representing the target number of performance shares to be received upon attainment of the Company’s twelve-month trailing adjusted EBITDA goal at any eligible fiscal quarter end within the Performance Period and, in the event the Company achieves its maximum twelve-month trailing adjusted EBITDA goal at any fiscal quarter end within the Performance Period, two times the target number of shares will vest; and (iv) 22,000 shares of restricted stock granted on May 12, 2011 of which 25% will vest on May 12, 2014, 25% will vest on May 12, 2015 and 50% will vest on May 12, 2016.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of vested stock options and the vesting of stock awards, including restricted stock, restricted stock units and similar instruments, during 2011 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Phaneesh Murthy	—	$—	188,347	$3,408,779
Sujit Sircar	—	$—	7,500	$110,250
Jason Trussell	14,536	$222,825	18,605	$321,494
Sean Suresh Narayanan	—	$—	13,500	$207,450
Srinivas Kandula	—	$—	7,500	$110,250

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits that the Named Executive Officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2011, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment, and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2011 base salary and our current premium costs for their medical and welfare benefits.

Name Executive	Salary	Bonus	Stock	Options	Healthcare
Phaneesh Murthy (1)	$1,000,000	$—	$6,824,020	$7,224,603	$2,675
Sujit Sircar (2)	$126,000	$—	$2,285,805	$517,537	$—
Jason Trussell (2)	$47,675	$—	$—	$—	$—
Sean Suresh Narayanan (2)	$141,750	$—	$2,478,702	$573,535	$—
Srinivas Kandula (2)	$105,000	$—	$2,100,034	$647,064	$—

All calculations for current Named Executive Officers were estimated based upon a change in control scenario. The measurement date for the estimated Company stock awards was based upon a closing price of $15.73 on December 31, 2011.

(1)	Upon termination other than for cause, Mr. Murthy would receive a lump sum payment of six (6) months severance at $1,000,000. Upon a change in control, Mr. Murthy’s unvested stock units would immediately vest at a total value of $6,824,020. Upon a change in control, Mr. Murthy’s unvested stock options would immediately vest at a total value of $7,224,603. Mr. Murthy is subject to nondisclosure, noncompetition and nonsolicitation restrictions for a period of two (2) years after termination.

(2)	Upon termination other than for cause, Messrs. Sircar, Narayanan, Kandula and Trussell would receive a lump sum payment of three (3) months severance. Upon a change in control, Messrs. Sircar, Narayanan and Kandula’s unvested stock units would immediately vest at a total value of $2,285,805, $2,478,702 and $2,100,034, respectively. Upon a change in control, Messrs. Sircar, Narayanan, and Kandula’s stock options would vest immediately at a total value of $517,537, $573,535 and $647,064 respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 regarding compensation plans and arrangements under which equity securities of iGATE are authorized for issuance.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands except for price)
Equity compensation plans approved by security holders	4,973	$3.45	7,086

Total	4,973	$3.45	7,086

In 2006, the Company adopted the 2006 Plan. The aggregate number of shares of Common Stock initially reserved and available for issuance to directors, executive management and key personnel under the 2006 Plan was 14,702,793 shares. As of December 31, 2011, 7,086,322 shares of Common Stock remained available for issuance under the 2006 Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $100,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $100,000 must be pre-approved by the Audit Committee in advance of the commencement of any work. The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the accountants’ independence.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The committee’s responsibility is to oversee these processes.

In this context, the committee has met and held discussions with management and the independent public accountants. Management represented to the committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged with Governance).

During 2010 and 2011, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management and the Company’s independent registered public accountants at each regularly scheduled committee meeting as well as at specially-scheduled meetings. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation that was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Company management concluded that the Company did maintain effective internal control over financial reporting on December 31, 2011.

In addition, the committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the committee’s discussions with management and independent public accountants and the committee’s review of the representations of management and the report of the independent public accountants to the committee, the committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

J. Gordon Garrett

Göran Lindahl

Martin McGuinn

Joseph J. Murin

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees paid to Ernst & Young (“E&Y”) for services rendered for 2011 and 2010 in the following categories and amounts were:

	2011	2010
Audit fees	$940,523	$574,460
Audit-Related fees	$482,078	$380,935
Tax fees	$491,427	$357,000
All Other fees	$49,672	$43,040

Total	$1,963,700	$1,355,435

Audit Fees ($940,523 in 2011; $574,460 in 2010). This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, audits of certain of the Company’s subsidiaries and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, including the audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002 notwithstanding when the fees were billed or when the services were rendered.

Audit-Related Fees ($482,078 in 2011; $380,935 in 2010). Audit- related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” such as accounting, consulting, special purpose reports and due diligence reports.

Tax Fees ($491,427 in 2011; $357,000 in 2010). This category consists of professional services rendered in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees ($49,672 in 2011; $43,040 in 2010). The amount in this category is principally for advisory services.

There were no fees paid to either E&Y or their affiliates for financial information systems design and implementation during the years ended December 31, 2011 and 2010.

Representatives of E&Y are expected to be present at the Annual Meeting, make a statement, or be available to respond to questions.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services of Independent Auditors

The Audit Committee has adopted a resolution to pre-approve all audit and non-audit services provided by the independent auditors with fees of up to $100,000. These services may include audit services, audit-related services, tax services and other services. Pre-approval of audit services is provided for up to three years. Otherwise, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The management is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the fees paid to the independent auditors, 100% was pre-approved by the Audit Committee.

CERTAIN RELATED PARTY TRANSACTIONS

Relationships Between iGATE and Mastech Holdings, Inc.

On September 30, 2008, the Company completed the distribution to its shareholders of all of the outstanding shares of common stock of Mastech Holdings, Inc. (“Mastech”) in a tax free spin-off (the entire transaction, including the distribution, is collectively referred to as the “Spin-Off”). The Spin-Off was paid in the amount of one share of Mastech common stock for every fifteen shares outstanding of iGATE common stock. Following the Spin-Off, Mr. Wadhwani and Mr. Trivedi each own approximately 28% of the outstanding common stock of Mastech Holdings, Inc. and serve as Co-Chairmen of the Board of Directors of Mastech Holdings, Inc. Mr. Wadhwani and Mr. Trivedi each own approximately 22.05% of our outstanding common stock and serve as our Co-Chairmen.

In connection with the Spin-Off, we entered into certain agreements with Mastech, which governed the terms of the Spin-Off and have the potential to impact our business in future periods, including a:

•

Separation and Distribution Agreement – This agreement defines our ongoing relationship with Mastech following the Spin-Off, and provides for cross-indemnities, principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Mastech’s businesses with Mastech; and a

•

Tax Sharing Agreement – The Tax Sharing Agreement generally governs iGATE’s and Mastech’s respective rights, responsibilities and obligations after the Spin-Off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of Mastech’s stock to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. Under the Tax Sharing Agreement, Mastech generally will be liable for, and indemnify iGATE and its subsidiaries against, taxes incurred as a result of the distribution of Mastech common stock not qualifying as tax-free for U.S. federal income tax purposes where such taxes do not result from certain actions undertaken by iGATE, any of iGATE’s subsidiaries or any of iGATE’s shareholders after such distribution. Mastech will also assume liability for and indemnify iGATE and its subsidiaries against taxes attributable to Mastech, Mastech’s subsidiaries or any of Mastech’s assets or operations for all tax periods. iGATE generally will be liable for and indemnify Mastech against taxes attributable to iGATE, its subsidiaries or any of its assets or operations for all tax periods other than taxes arising as a result of the Spin-Off or related transactions that are described above as payable by us. In addition, to the extent certain taxes pertaining to a period prior to the separation are not specifically attributable to Mastech or iGATE, both Mastech and iGATE will be responsible for a share of such pre-separation taxes based upon our relative profits before taxes for the relevant period.

From January 1, 2011 to December 31, 2011, iGATE performed outsourcing services for Mastech in the ordinary course of business. The aggregate amount paid for these services was $901,000.

Policies and Procedures for Approving Related Person Transactions

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is composed of disinterested members of the Board of Directors. We do not have a separate written policy with respect to related party transactions. The material features of our policies and procedures for the review, approval or ratification of related party transactions are as follows:

•	All potential related party transactions are reported to the Audit Committee.

•	The Audit Committee reviews the potential transaction and ensures that it is at arms-length and no undue advantage is being given to the related party.

•	In reviewing any potential transaction, comparative data is provided to the Audit Committee to enable them to deliberate the matter.

•	The Audit Committee will ratify the transaction, if and only if it meets the above criteria in light of the data.

2013 SHAREHOLDER PROPOSALS OR NOMINATIONS

Any proposal that a shareholder desires to have included in our proxy materials relating to our 2013 Annual Meeting of Shareholders, must be received by the Company at its principal office at 6528 Kaiser Drive Fremont, CA no later than December 15, 2012 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for that meeting.

The Company’s Third Amended and Restated Articles of Incorporation provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Corporate Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Third Amended and Restated Articles of Incorporation also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Corporate Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2011 as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission, is being mailed to shareholders with this proxy statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are iGATE shareholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may:

•

if you are a shareholder of record, direct your written request to our Corporate Secretary by e-mail to corporatesecretary@igatepatni.com, by fax to 510-896-3010 or by mail to Mr. Mukund Srinath, Corporate Secretary, iGATE Corporation, 6528 Kaiser Drive, Fremont, CA 94555; or

•	if you are not a shareholder of record, notify your broker.

We will promptly deliver, upon request to the iGATE e-mail, fax number or address listed above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a shareholder of record; or contact our Corporate Secretary if you are a shareholder of record, using the contact information.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors:

Mukund Srinath

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to the original shareholder meeting date (which meeting is currently set to occur on April 13, 2012).

INTERNET http://www.proxyvoting.com/igte Use the Internet to vote your shares of Common Stock by proxy. Have your proxy card in hand when you access the web site.
iGATE Corporation	OR
TELEPHONE 1 -866-540-5760 Use any touch-tone telephone to vote your shares of Common Stock by proxy. Have your proxy card in hand when you call.

If you vote your shares of Common Stock by proxy by Internet of by telephone, you do Not need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  WO#

15455

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example ☒
1.	The election of two (2) persons as Class A Directors.	FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	*EXCEPTIONS	In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting of any adjournment or postponement thereof.

	NOMINEES: 01 W. Roy Dunbar	☐	☐	☐	Unless otherwise specified, this proxy will be voted FOR Proposal 1.
	02 Martin G. McGuinn				The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions

RESTRICTED AREA – SCAN LINE	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE:	Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS. The Proxy Statement and Annual Report or Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/igte

▼  FOLD AND DETACH HERE  ▼

iGATE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints Sunil Wadhwani and Ashok Trivedi and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of iGATE Corporation (the “Company”) which the signer would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on Friday, April 13, 2012, at 8:30 AM at Pacific Time at Bardessono Napa Valley, 6526 Yount Street, Yountville, California, 94599 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD’S NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE
(Continued and to be marked, dated and signed, on the other side)	WO# 15455

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